EXHIBIT 99.1

Peraso Announces Second Quarter 2022 Results

Total Revenue Increased 25% Sequentially, Driven by Strong Product Revenue Growth

SAN JOSE, Calif., August 15, 2022 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a leader in mmWave technology, today announced financial results for the second quarter ended June 30, 2022.

Management Commentary

“Our second quarter was highlighted by strong revenue growth, as we continued to ramp our mmWave solutions in the fixed wireless access (FWA) market, specifically for the unlicensed 60 GHz spectrum,” commented Ron Glibbery, CEO of Peraso. “This is a rapidly growing area of the market that’s strongly supported by leading wireless providers and also government funding for universal broadband access initiatives. Also, during the quarter, we announced our dual-band 5G beamformer IC, which is the world’s most integrated mmWave device, and initially targeted at customer premise equipment (CPE) for 5G carriers. The beamformer IC will be available for customer sampling in the current, third quarter of 2022.

“During the quarter, we also signed a global distribution agreement with Richardson RFPD, a leading global distributor in the RF and wireless markets. We expect this agreement to broaden Peraso’s market reach, while providing customers with expanded systems integration support to enable the rapid deployment of our module product families.

“More recently, we announced two significant business developments: first, we completed an exclusive technology license with Intel Corporation for certain memory-related assets related to our MoSys Stellar packet classification platform IP, from which we anticipate gross proceeds of approximately $3.5 million. Then, separately, and as further evidence of the strong demand for our mmWave silicon and PERSPECTUS™ family of FWA modules, we announced recent purchase orders totaling $6.4 million. These orders serve as initial insight into our growing pipeline of new customer engagements, and we believe set the stage for Peraso’s expanded growth in the back-half of this year and into 2023.”

Second Quarter 2022 Financial Results

Total net revenue for the second quarter of 2022 increased to $4.3 million, compared with $3.4 million in the prior quarter and $0.7 million in the same quarter a year ago. Product revenue for the second quarter of 2022 was $4.1 million, compared with $3.2 million in the prior quarter and $0.6 million in the year ago period. The sequential and year-over-year increase in revenue primarily reflected higher shipments of Peraso’s mmWave modules.

GAAP gross margin for the second quarter of 2022 was 35%, compared with 43% in the prior quarter and 38 in the same quarter a year ago. On a non-GAAP basis, gross margin for the second quarter 2022 was 43%, compared with 53% in the prior quarter and 38% in the same quarter a year ago. Gross margin in the second quarter reflected revenue mix, which included increased volume shipments of mmWave modules for FWA market applications, which carry lower gross margins than our IC products.

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Total operating expenses on a GAAP basis for the second quarter of 2022 were $8.5 million, compared with $8.2 million in the prior quarter and $4.7 million in the second quarter of 2021. Operating expenses on a non-GAAP basis for the second quarter of 2022, which exclude stock-based compensation expenses and amortization of intangible assets, were $6.6 million compared with $6.9 million in the prior quarter and $2.8 million in the same quarter a year ago.

GAAP net loss for the second quarter of 2022 was $7.0 million, or ($0.33) per share, compared with a net loss of $6.8 million, or ($0.34) per share, in the prior quarter and a net loss of $5.4 million, or ($1.03) per share, in the second quarter 0f 2021.

Non-GAAP net loss for the second quarter of 2022 was $4.8 million, or ($0.23) per share, compared with a net loss of $5.1 million, or ($0.25) per share, in the prior quarter and a net loss of $3.5 million, or ($0.67) per share, in the second quarter of 2021. Adjusted EBITDA for the second quarter of 2022 was negative $4.5 million, compared with a negative $4.8 million in the prior quarter and a negative $2.5 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Business Outlook

The Company expects total net revenue for the third quarter of 2022 to be in the range of $4.3 million to $4.5 million.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Date: Monday, August 15, 2022

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Pass Code: 318507

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at www.perasoinc.com. A replay of the conference call will also be available through August 22, 2022, and can be accessed by calling 1-877-481-4010, and using passcode 45927. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of reported intangible assets, business combination transaction costs, the change in fair value of warrant liability, a deemed dividend on inducement of conversion of Class C preferred shares, accretion of preferred shares presented as dividends, and the effect of foreign exchange on preferred shares. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) attributable to common stockholders and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, amortization of reported intangible assets, business combination transaction costs and the change in fair value of warrant liability. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

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Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated August 15, 2022, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2022 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the timing of customer orders and product shipments;
•	risks related to the COVID-19 pandemic, including public health requirements in response to the outbreak of COVID-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, members of the Company’s management team or a significant number of its employee base becoming ill with COVID-19, changes in government regulations and mandates to address COVID-19 that may adversely impact the Company’s ability to continue to operate without disruption, a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results and component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	inflationary risks;
•	customer concentrations;
•	lengthy sales cycle;
•	ability to enhance our existing proprietary technologies and develop new technologies;
•	achieving additional design wins for our IC and module products through the acceptance and adoption of our architecture and interface protocols by potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of our ICs and modules;

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•	reliance on our manufacturing partners to assist successfully with the fabrication of our ICs and production of our modules;
•	availability of quantities of ICs and components for our modules supplied by our manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
•	vigor and growth of markets served by our customers and our operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high performance 5G mmWave wireless technology, offering chipsets, modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Leanne K. Sievers | Brett Perry

P: 949-224-3874 | 214-272-0070

E: sheltonir@sheltongroup.com

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PERASO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net Revenue
Product	$4,120	$576	$7,324	$1,627
Royalty and other	164	121	363	171
Total net revenue	4,284	697	7,687	1,798

Cost of Net Revenue	2,799	435	4,747	1,054

Gross Profit	1,485	262	2,940	744

Operating Expenses
Research and development	5,643	2,892	11,127	5,679
Selling, general and administrative	2,878	1,799	5,585	3,106
Total operating expenses	8,521	4,691	16,712	8,785

Loss from operations	(7,036)	(4,429)	(13,772)	(8,041)

Other expense, net	(7)	(1,001)	(25)	(1,546)

Net loss	$(7,043)	$(5,430)	$(13,797)	$(9,587)

Net loss per share
Basic and diluted	$(0.33)	$(1.03)	$(0.64)	$(1.83)

Shares used in computing net loss per share
Basic and diluted	21,636	5,251	21,610	5,241

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PERASO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2022	2021

Assets
Current assets:
Cash, cash equivalents and investments	$4,914	$15,160
Accounts receivable, net	3,227	2,436
Inventories	4,385	3,824
Tax credits and receivables	1,070	1,099
Prepaid expenses and other	1,446	1,159
Total current assets	15,042	23,678

Long-term investments	1,082	2,928
Property and equipment, net	2,047	2,349
Intangible assets, net	7,327	8,355
Goodwill	9,946	9,946
Right-of-use lease assets	1,356	617
Other	152	78
Total assets	$36,952	$47,951

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,385	$1,937
Deferred revenue	314	375
Short-term lease liability	672	379
Accrued expenses and other	1,778	2,903
Total current liabilities	5,149	5,594

Lease liabilities	722	288
Total liabilities	5,871	5,882

Stockholders' equity	31,081	42,069

Total liabilities and stockholders’ equity	$36,952	$47,951

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PERASO INC.
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands, except percentages; unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022		June 30, 2022

GAAP gross profit	$1,485	34.7%	$2,940	38.3%
Reconciling items:
- Amortization of intangibles	358	8.3%	716	9.3%

Non-GAAP gross profit	$1,843	43.0%	$3,656	47.6%

PERASO INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

GAAP net loss	$(7,043)	$(5,430)	$(13,797)	$(9,587)
Stock-based compensation expense
- Research and development	1,025	730	1,721	1,448
- Selling, general and administrative	714	407	1,189	866
Total stock-based compensation expense	1,739	1,137	2,910	2,314

Amortization of intangibles (1)
- Cost of net revenue	358	-	716	-
- Selling, general and administrative	159	-	319	-
Total amortization of intangible assets	517	-	1,035	-

Business combination transaction costs (2)	-	588	-	632
Change in fair value of warrant liability	-	173	-	211

Non-GAAP net loss	$(4,787)	$(3,532)	$(9,852)	$(6,430)

GAAP net loss per share	$(0.33)	$(1.04)	$(0.64)	$(1.83)
Reconciling items
- Stock-based compensation expense	0.08	0.22	0.13	0.44
- Amortization of intangible assets (1)	0.02	-	0.05	-
- Business combination transaction costs (2)	-	0.11	-	0.12
- Change in fair value of warrant liability	-	0.03	-	0.04

Non-GAAP net loss per share	$(0.23)	$(0.67)	$(0.46)	$(1.23)

Shares used in computing non-GAAP net loss per share
Basic and diluted	21,636	5,251	21,610	5,241

(1)	Non-cash charges for amortization of intangibles for developed technology and customer relationships arising from aquired assets.
(2)	Business combination transaction costs are included in selling, general and administrative expenses.

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PERASO INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reconciliation of GAAP loss and adjusted EBITDA
GAAP net loss	$(7,043)	$(5,430)	$(13,797)	$(9,587)
Stock-based compensation expense
- Research and development	1,025	730	1,721	1,448
- Selling, general and administrative	714	407	1,189	866
Stock-based compensation expense	1,739	1,137	2,910	2,314

Amortization of intangibles (1)	517	-	1,035	-
Business combination transaction costs (2)	-	588	-	632
Change in fair value of warrant liability	-	173	-	211

Non-GAAP net loss	(4,787)	(3,532)	(9,852)	(6,430)
EBITDA adjustments:
Depreciation and amortization	245	256	504	533
Interest expense (3)	6	786	6	1,300

Adjusted EBITDA	$(4,536)	$(2,490)	$(9,342)	$(4,597)

(1)	Non-cash charges for amortization of intangibles arising from aquired assets. These charges are included in cost of net revenue and selling, general and administrative expenses.
(2)	Business combination transaction costs are included in selling, general and administrative expenses.
(3)	Includes amortization of debt discount.

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